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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Powerhouse Technologies Group, Inc. on Form SB-2 of our report, dated November 15, 2005, relating to the consolidated financial statements of Powerhouse Technologies Group, Inc. appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


Hein & Associates LLP
Irvine, California
January 18, 2006